                                                                    EXHIBIT 23.5

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
OneComm Corporation:

     We consent to the use of our report dated January 27, 1995, included in and incorporated by reference in the registration statement on Form S-4 of NEXTEL Communications, Inc. (Nextel) relating to the consolidated balance sheets of OneComm Corporation and subsidiaries as of December 31, 1994 and 1993, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 1994, which report, incorporated by reference, appears in the Proxy Statements of Nextel which are included as part of the Registration Statements on Form S-4 of ESMR, Inc. and Form S-4 of Nextel which are included in the Current Report on Form 8-K of Nextel dated June 8, 1995. We also consent to the reference to our firm under the heading "Experts" in the proxy statement/prospectus.

                                          KPMG Peat Marwick LLP

Denver, Colorado
June 19, 1995

                                                                    EXHIBIT 23.5

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors
American Mobile Systems Incorporated:

     We consent to the use of our report dated August 26, 1994, included in and incorporated by reference in the registration statement on Form S-4 of NEXTEL Communications, Inc. relating to the consolidated balance sheets of American Mobile Systems Incorporated and subsidiary as of June 30, 1994 and 1993, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended June 30, 1994. We also consent to the reference to our firm under the heading "Experts" in the proxy statement/prospectus.

     Our report dated August 26, 1994, contains an explanatory paragraph that states that the Company is a defendant in a consolidated complaint filed on behalf of persons who purchased the Company's common stock during the period from July 1, 1990 through March 24, 1992 and alleges that damages were suffered as a result thereof. The consolidated financial statements included herein do not include any adjustments that might result from the outcome of that uncertainty.

                                            KPMG Peat Marwick LLP

Denver, Colorado
June 19, 1995

                                                                    EXHIBIT 23.5

            CONSENT OF KPMG PEAT MARWICK LLP REGARDING THE FINANCIAL
          STATEMENTS OF THE 800MHZ SPECIALIZED MOBILE RADIO TERRITORY
      OF MOTOROLA, INC. (NEXTEL PROPERTIES) (A BUSINESS WITHIN THE NETWORK
    SERVICES DIVISION (DIVISION) OF MOTOROLA, INC. (PARENT)) (THE TERRITORY)

     We consent to the use of our report included and incorporated by reference herein on the financial statements of the 800MHz Specialized Mobile Radio Territory of Motorola, Inc. (Nextel Properties) (a business within the Network Services Division (Division) of Motorola, Inc. (Parent)) (the Territory), and to the related reference to our firm under the heading "Experts" in the registration statement filed on Form S-4.

                                            KPMG Peat Marwick LLP

Chicago, Illinois
June 20, 1995

                                                                    EXHIBIT 23.5

                              ACCOUNTANTS' CONSENT

The Board of Directors
Dial Page, Inc.:

     We consent to the use of our report included herein or incorporated by reference and to the reference to our firm under the heading "Experts" in the Proxy Statement.

                                            KPMG Peat Marwick LLP

Greenville, South Carolina
June 20, 1995